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                                                                    Exhibit 10.9


                                 LOAN AGREEMENT
                                 --------------

                  This LOAN AGREEMENT is entered into as of October 16, 1996, by and among ELLIOTT ASSOCIATES, L.P., a Delaware limited partnership with offices at 712 Fifth Avenue, New York, New York 10019 ("Elliott"); WESTGATE INTERNATIONAL, L.P., a Cayman Islands limited partnership with offices at c/o Midland Bank Trust Corporation (Cayman) Limited, Mary Street, Grand Cayman, Cayman Islands, BWI ("Westgate"); SOLID STATE GEOPHYSICAL INC., a corporation organized under the laws of Alberta, Canada, with offices located at 7309 Flint Road S.E., Calgary, Alberta T2H 163 ("Parent"); and SOLID STATE GEOPHYSICAL CORP., a Colorado corporation with offices at 7338 South Alton Way, Unit K, Englewood, Colorado 80112 ("Borrower"). Elliott and Westgate are referred to collectively hereinafter as the "Lenders."


                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Borrower and Parent desire to enter into certain financing transactions with Lenders and Lenders desire to enter into such transactions with Borrower and Parent as more specifically described herein; and

                  WHEREAS, contemporaneously with the execution of this Loan Agreement, shares of common stock of Parent are being issued to Elliott in a private placement in the aggregate amount equivalent to $3,000,000 pursuant to a Subscription Agreement of even date among Parent and Lenders (the "Subscription Agreement"); and

                  WHEREAS, the Parent is to make a rights offering to its shareholders to produce proceeds equivalent to $4,000,000 (the "Rights Offering");

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Borrower, Parent and Lenders hereby agree as follows:


                             SECTION I: DEFINITIONS

                  1.1 DEFINITIONS. The following words shall have the following meanings when used in this Loan Agreement. Terms not otherwise defined in this Loan Agreement shall have the meanings attributed to such terms in the New York Uniform Commercial Code (as amended from time to time). All references to dollar amounts shall mean amounts in lawful money of the United States of America.

                  "ATCHAFALAVA DATA BANK" means the seismic data relating to the Louisiana Accounts.





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                  "CANADIAN DATA BANK" means the seismic data relating to the
                  Canadian Accounts.

                  "CANADIAN ACCOUNTS" shall mean all presently existing and hereafter arising accounts, contract rights and all other forms of obligations arising out of the sale of assets and/or the rendition of services, in each case related to the gathering of seismic data in Canada pursuant to the agreements described on Schedule 1.1 and also at the Doig River and Dawson Creek locations.

                  "CHANGE OF CONTROL" shall mean (i) a substantial change in the senior management of Parent; (ii) in excess of one-half of the current members of the board of directors of Parent ceasing to serve as directors over any twelve-month period; or (iii) any person, or any persons acting together which, if U.S. law were applicable, would constitute a group" for purposes of Section 13(d) of the U.S. Securities Exchange Act (excluding the Parent and Borrower themselves), together with any affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under such Act) at least 50% of the total voting power of all classes of capital stock of Parent or Borrower entitled to vote generally in the election of directors.

                  "CLOSING DATE" shall mean the date of the Closing hereunder, as provided in Section 6.4 below.

                  "DOLLARS" or "$" means U.S. dollars, unless otherwise specified.

                  "EVENT OF DEFAULT" means and includes any of the Events of Default set forth in Section 7.1.

                  "EXISTING DEBENTURE" means the subordinated convertible debenture dated April 23, 1996 and issued in the name of Lenders.

                  "EXISTING NOTES" means the two promissory notes from Borrower to Westgate dated April 23, 1996 and September 16, 1996, and payable on December 31, 1996 in the aggregate outstanding principal amount of $4,000,000.

                  "HK BANK" shall mean Hongkong Bank of Canada.

                  "INDEBTEDNESS" means and includes without limitation all Loans, and all other loans, advances, principal, interest, premiums, fees, guaranties, obligations, debts, liabilities, covenants and duties owing by Borrower and/or Parent to Lenders (as well as all claims by Lenders against Borrower and/or Parent relating to or arising from the transactions contemplated by this Loan Agreement) of any kind, nature, or description (i) whether now or hereafter existing, direct or indirect, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated, (ii) whether Borrower and/or Parent may be liable individually or jointly with others, (iii) whether Borrower and/or Parent may be obligated as a guarantor, surety, or otherwise, (iv) whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations, (v) whether such Indebtedness may be or hereafter may become otherwise unenforceable,


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                  and (vi) whether pursuant to or evidenced by this Loan
                  Agreement or the Related Documents, by any note or other instrument, or by any other agreement between Lenders and Borrower and/or Parent, irrespective of whether for the payment of money.

                  "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the bankruptcy laws of Canada, the United States or any province or state thereof, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "LOAN" or "LOANS" means and includes any and all loans and financial accommodations from Lenders to Borrower and/or Parent related to or arising out of the loan transactions contemplated by this Loan Agreement, whether now or hereafter existing, and however evidenced, including without limitation the Senior Secured Debt Facility.

                  "LOAN AGREEMENT" means this Loan Agreement as this Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Loan Agreement from time to time.

                  "LOUISIANA ACCOUNTS" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower pursuant to the Asset Purchase Agreement dated February 23, 1996 between Ceco-Prakla and Borrower, as the same may be amended or modified, arising out of the sale of assets and/or the rendition of services by Borrower or Parent (the "Geco- Prakla Agreement").

                  "MATURITY DATE" means October 30, 1999 or such other date as may be mutually agreed upon in writing by all of the parties hereto as the date for repayment in full of the Senior Secured Debt Facility (subject to required prepayments under certain circumstances).

                  "NEW NOTES" means the two promissory notes of even date from Borrower to Lenders payable in the aggregate outstanding principal amount of $9,000,000, in the forms of Exhibits A-1 and A-2 annexed.

                  "PERMITTED LIENS" shall have the meaning set forth in Section 4.1(e).

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "RELATED DOCUMENTS" means and includes without limitation all promissory notes, debentures, credit agreements, loan agreements, guaranties, security agreements, lockbox


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                  agreements, assignments, collateral assignments and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

                  "RIGHTS OFFERING" shall have the meaning ascribed thereto in the Subscription Agreement.

                  "SECURITY AGREEMENT" means and includes without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

                  "SECURITY INTEREST" means and includes without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

                  "SENIOR SECURED DEBT FACILITY" shall mean the loan facility described in Section 2.2.

                  "SOLVENT" means, with respect to any Person on a particular date, that on such date (i) at fair valuations, all of the assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur additional debts beyond such Person's ability to pay as such debts mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.


                                   SECTION 2:
                 SENIOR SECURED DEBT FACILITY: TERMS OF PAYMENT

                  2.1 Preamble. Borrower has requested that Lenders provide to it loans and other financial accommodations and, subject to the terms and conditions hereof and the Related Documents, Lenders have agreed to make such loans to Borrower for such purposes as provided for herein. Borrower understands and agrees that: (i) in granting, renewing, or extending any loan under this Loan Agreement, Lenders are relying upon Borrower's and Parent's


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         representations, warranties, and agreements, as set forth in this Loan
         Agreement, and (ii) all such loans shall be and shall remain subject to the terms and conditions of this Loan Agreement.

                  2.2 SENIOR SECURED DEBT FACILITY; ADVANCES AND REPAYMENTS.

                           (a) Senior Secured Debt Facility. On the date hereof,
                  Elliott agrees to lend to Borrower the sum of $5,400,000, and Westgate agrees to lend to Borrower the sum of $3,600,000, disbursed in accordance with the terms hereof and the terms of the New Notes, which amounts (collectively, the "Senior Secured Debt Amount") shall be repaid on the Maturity Date. Simultaneously herewith, Lenders shall deliver the Senior Secured Debt Amount by wire transfer to an account designated by Borrower, and the Borrower shall deliver to Lenders the New Notes duly executed and the documents required under Section
                  6. The Senior Secured Debt Amount shall be increased to provide for the funding of Lenders' fees and costs incurred in connection herewith which are unpaid as of the Closing Date. The loan made pursuant to this subsection shall be referred to in this Loan Agreement as the "Senior Secured Debt Facility."

                           (b)  Mandatory Prepayments.

                           Until the New Notes are paid in full:

                                    (i) Within five (5) days after Borrower's
                           (or Parent's) receipt of any proceeds with respect to the Louisiana Accounts (excluding the $625,000 of Louisiana Accounts owed to Borrower by Texaco with respect to which Westgate previously released its security interest) or Canadian Accounts, Borrower and/or Parent shall pay over such proceeds to Lenders as a prepayment under the New Notes.

                                    (ii) On each anniversary hereof, Borrower
                           shall pay to Lenders (on a proportionate basis) the aggregate sum of the excess, if any, of (A) $1,000,000 over (B) the aggregate sum paid to Lenders under the preceding clause (i) during the preceding twelve-month period (excluding from such aggregate sum referred to in this subclause (B) for purposes of this clause (ii) only, all proceeds of Louisiana Accounts and/or Canadian Accounts created prior to the Closing Date but collected thereafter), which payments shall be applied to the outstanding principal balance of the New Notes.

                                    (iii) Within five (5) days after the closing
                           of the Rights Offering, Borrower and/or Parent shall pay to Lenders (on a proportionate basis) an amount equal to all of the net proceeds thereof, which payment shall be applied to the outstanding principal balance of the New Notes.

                           (c) Use of Proceeds. Borrower shall use the proceeds
                  of the Senior Secured Debt Facility (i) first for the immediate re-payment of the entire outstanding principal


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                  amount under the Existing Notes, together with accrued
                  interest and applicable fees, payable as of the Closing Date and (ii) the balance for purposes of working capital for Borrower and Parent, to pay down debt and to fund maintenance capital expenditures and for the payment of all fees and expenses as provided in Section 3.

                  2.3 INTEREST ON SENIOR SECURED DEBT FACILITY.

                  (a) Interest. The outstanding principal balance of the New Notes shall initially bear interest at a rate equal to eighteen percent (18%) per annum. After completion of the Rights Offering (and provided that at least $4,000,000 in proceeds is raised by Parent in the Rights Offering), the principal balance of the Indebtedness shall thereafter bear interest at the rate of fifteen percent (15%) per annum. Interest shall be calculated on the basis of a year consisting of 365 days and paid for the actual number of days elapsed. Interest due under this subsection 2.3(a) shall be payable quarterly, in arrears, on each July 1, October 1, January 1 and April 1.

                  (b) Overdue Interest; Default Rate. Overdue interest shall itself bear interest at eighteen percent (18%) per annum, both before and after the applicable Maturity Date.

                  2.4 TERM. This Loan Agreement shall be effective upon the execution and delivery hereof by Borrower, Parent and Lenders, and shall continue in full force and effect hereafter until all Indebtedness of Borrower to Lenders has been repaid in full or this Loan Agreement is terminated by Lenders as otherwise provided for herein. Notwithstanding the foregoing, Lenders shall have the right to terminate their obligations hereunder immediately and without notice upon the occurrence and continuance of an Event of Default. On the date of termination, all Indebtedness shall become immediately due and payable without notice or demand. No termination of this Loan Agreement, however, shall relieve or discharge Borrower or Parent of their duties, Indebtedness, or covenants hereunder, and Lenders' continuing security interest in any collateral shall remain in effect until all Indebtedness has been discharged.

                  2.5 PARTICIPATION RIGHT. Lenders shall have the following rights with respect to any sale or issuance of any debt securities (including, without limitation convertible debt securities) or any loan or similar financing obtained by Parent or its subsidiaries in one transaction or a series of related transactions in excess of $500,000 for a period of three (3) years from the date hereof. Parent shall give the Lenders written notice of any such proposal to issue debt securities or obtain financing and shall provide with such notice copies of the applicable unsigned letter of intent or commitment letter, with the economic terms of the transaction specified. Each Lender shall have three
(3) business days from receipt of such notice to deliver a written notice to Parent that such Lender wishes to enter into such transaction, in whole or in part, in lieu of the applicable third party(ies). Failure by such Lender to respond within such period shall be deemed an irrevocable waiver of its rights pursuant to this Section. If such Lender exercises such right, it must close the transactions contemplated by the proposed issuance within thirty (30) business days of the exercise of its right hereunder, provided that neither Parent nor any of its subsidiaries delays such closing in any way. If such Lender fails to close the transaction for any reason other than a breach by Parent or any of its subsidiaries of its obligations hereunder, such Lender's right shall terminate as to that transaction.




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                          SECTION 3: FEES AND EXPENSES

                  With respect to the Senior Secured Debt Facility, Borrower shall assume and pay to Lenders upon demand all ordinary and necessary costs and expenses incurred by Lenders in connection with the preparation and negotiation of loan documents, the creation of the Senior Secured Debt Facility, due diligence and the protection, administration and enforcement of Lenders' rights granted under this Loan Agreement and the Related Documents, including without limitation the following: (a) $2,000 for expenditures incurred in connection with the further investigation of Borrower and Parent on behalf of the Lenders,
(b) all closing costs, fees and disbursements, and (c) all reasonable fees and expenses of Lenders' legal counsel. Borrower and Parent shall further be responsible for and reimburse Lenders or pay for all expenses pursuant to
Section 8.4 below. If not paid on demand or if mutually agreed upon, the amount of such fees and expenses shall be added to the principal amount of the New Notes. In the event the Borrower or Parent elects not to consummate the transactions contemplated by this Loan Agreement and the Related Documents, Borrower and/or Parent shall nevertheless reimburse Lenders for reasonable fees and expenses of Lender's legal counsel, due diligence and other costs and expenses incurred through the date on which Lenders are informed of such election by Borrower and/or Parent.


                       SECTION 4: BORROWER'S AND PARENT'S
                         REPRESENTATIONS AND WARRANTIES

                  4.1 REPRESENTATIONS AND WARRANTIES. Borrower and Parent, jointly and severally, represent and warrant to Lenders (and their successors and assigns), as of the date of this Loan Agreement, that:

                           (a) Organization. The Borrower is, and shall at all
                  times hereafter be, a corporation which is duly organized, validly existing, and in good standing under the laws of Colorado. The Parent is, and shall at all times hereafter be, a corporation which is duly organized, validly existing, and in good standing under the laws of Alberta. Each of Borrower and Parent has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Each of Borrower, Parent and each of Parent's other direct and indirect subsidiaries is duly qualified as a foreign corporation and is in good standing in all jurisdictions and territories in which the failure to so qualify would have a material adverse effect on its business or financial condition.

                           (b) Authorization. The execution, delivery, and
                  performance of this Loan Agreement and all Related Documents and the transactions contemplated hereby and thereby by each of Borrower and Parent have been duly authorized by all necessary action by Borrower and Parent; do not require the consent or approval of any other Person, regulatory or judicial authority or governmental body which has not been obtained (excluding HK Bank and Input/Output Inc.); and do not conflict with, result in


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                  a breach or violation of, or constitute a default under (i)
                  any provision of its articles of incorporation or organization, or bylaws, or (subject to the required consent of HK Bank and Input/Output Inc.) any agreement or other instrument binding upon Borrower and Parent or (ii) any law, governmental regulation, court decree, or order applicable to Borrower or Parent.

                           (c) Financial Information. The financial statements
                  of Parent included within Parent's Annual Report for 1995 (audited) and subsequent third quarter report (unaudited) dated May 31, 1996 present fairly Parent's financial condition as of the dates of such statements, and contain no material misstatements or omissions, and there has been no material adverse change in Parent's financial condition subsequent to such third quarter financial statements except as disclosed on
                  Schedule 4.1(o). Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. Neither Borrower nor Parent has any material contingent obligations except as disclosed in such financial statements. Borrower's most recent public securities filings have been delivered to Lenders and are true, accurate and complete.

                           (d) Legal Effect. This Loan Agreement constitutes,
                  and any instrument or agreement required hereunder to be given by Borrower or Parent when delivered will constitute, legal, valid and binding obligations of Borrower and Parent, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy and insolvency laws.

                           (e) Properties. Except for (a) liens for unpaid taxes
                  that are not yet due and payable, (b) purchase money security interests and liens of lessors under capitalized leases, so long as each such security interest or lien only secures the purchase price of the asset, (c) liens and security interests set forth on the attached Schedule 4. 1(e), (clauses (a), (b) and (c) collectively hereinafter referred to as "Permitted Liens"), each of Borrower and Parent owns and has good title to all of its properties free and clear of all Security Interests, liens, claims and other encumbrances, and has not executed any security documents or financing statements relating to such properties. All of Borrower's and Parent's properties are titled in their legal names. Neither Borrower nor Parent has used, or filed a financing statement (or other evidence of a lien, charge or Security Interest) under, any other names in any jurisdiction or territory for at least the last five (5) years, other than "Solid State Exploration Ltd."

                           (f) Litigation and Claims. No litigation or claim
                  (including those for unpaid taxes) against Borrower and Parent is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's or Parent's financial condition or properties, other than litigation, claims, or other events, if any, that are described on
                  Schedule 4. 1(f) annexed hereto.



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                           (g) Taxes. All tax returns and reports of Borrower
                  and Parent that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full.

                           (h) Lien Priority. Except for Permitted Liens,
                  neither Borrower nor Parent has entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting the Atchafalaya or Canadian Data Bank or the Louisiana Accounts or Canadian Accounts that would be prior or that may in any way be superior to Lenders' Security Interests and rights in and to such Collateral. At Closing, HK Bank shall subordinate to Lenders all of its rights with regard to the Atchafalaya and Canadian Data Banks and the Louisiana Accounts and Canadian Accounts.

                           (i) Insolvency. Upon the closing under the
                  Subscription Agreement of even date, each of Borrower and Parent will be Solvent. No transfer of property is being made by Borrower or Parent and no obligation is being incurred by Borrower or Parent in connection with the transactions contemplated by this Loan Agreement or Related Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or Parent.

                           (j) Investment Company Act/PUHCA. Neither Borrower
                  nor Parent is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither Borrower nor Parent is a "holding company," or a "subsidiary company" of a "holding company or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                           (k) Regulations G, T and U. Neither Borrower nor
                  Parent is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System).

                           (l) Environmental Compliance. Borrower and Parent are
                  in compliance in all material respects with all applicable environmental laws and regulations.

                           (m) Location of aces and Records. The chief place of
                  business of Borrower and Parent, respectively, and the offices where Borrower and Parent keep their records concerning their business activities are located only at the principal offices described in the first paragraph of this Loan Agreement.

                           (n) Information. All information heretofore or
                  contemporaneously herewith furnished by Borrower or Parent to Lenders for the purposes of or in connection with this Loan Agreement or any transaction contemplated hereby is, and all information


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                  hereafter furnished by or on behalf of Borrower or Parent to
                  Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified. None of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading. None of such information would constitute a "material fact" or "material change" within the meaning of applicable Alberta securities legislation with respect to Parent that has not been generally disclosed.

                           (o) No Material Adverse Change. Since August 31,
                  1995, there has been no material adverse change in Borrower's, Parent's or their affiliates' business, operations or prospects, except as disclosed in Schedule 4. 1(o).

                           (p) No Event of Default. There will exist no Event of
                  Default upon the execution and delivery of this Loan Agreement, and no facts or circumstances currently exist which with notice or the passage of time or both would constitute an Event of Default.

                           (q) Collected Accounts. Since July 2, 1996, Borrower
                  and Parent have made no sales giving rise to, and have collected no monies with respect to, the Louisiana Accounts and Canadian Accounts.

                           (r) No Canadian Activities. Borrower (i) does not
                  carry on business principally in Canada, or (ii) operate an oil or gas well in Canada or extract petroleum or natural gas from a natural accumulation thereof in Canada, or (iii) extract minerals from a mineral resource in Canada.

                           4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                  APPLICATION. Borrower and Parent understand and agree that Lenders are relying upon the above representations and warranties in making Loans hereunder. Borrower and Parent further agree that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as the Loans and the New Notes shall be paid in full, or until this Loan Agreement shall be terminated in the manner provided above whichever is the last to occur.


                  SECTION 5: BORROWER'S AND PARENT'S COVENANTS

                  5.1 AFFIRMATIVE COVENANTS. Each of Borrower and Parent covenants and agrees with Lenders that, while this Loan Agreement is in effect, each shall:

                           (a) Information on Adverse Changes. Upon Lenders'
                  request, promptly inform Lenders in writing of (i) all material adverse changes in Borrower's or Parent's financial condition, (ii) all litigation and claims and all threatened litigation and claims and all matters affecting Borrower or Parent which could materially adversely affect the


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                  financial condition of Borrower or Parent, and (iii) any
                  event, occurrence or other matter which has had a materially adverse effect or which could have a materially adverse effect on the Atchafalaya and Canadian Data Banks, the Louisiana Accounts or the Canadian Accounts. Borrower and Parent shall assist Lenders in any litigation involving Lenders with respect to any of the Louisiana Accounts or Canadian Accounts.

                           (b) Financial Records. Maintain its books and records
                  in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lenders to examine and audit Borrower's and Parent's books and records at Lenders' discretion.

                           (c) Financial Statements. If requested by Lenders,
                  furnish Lenders with, as soon as available, but in no event later than thirty (30) days after the end of each month, Borrower's and Parent's balance sheet, profit and loss statement and accounts receivable aging report each for the period ended, prepared and certified as correct to the best knowledge and belief by Borrower's and Parent's chief financial officer or other officer or person acceptable to Lenders. All financial reports required to be provided under this Loan Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower and Parent as being true and correct.

                           (d) Additional Information. Furnish such additional
                  information and statements, lists of assets and liabilities, agings of receivables and payables, schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's and Parent's financial condition and business operations as Lenders may reasonably request from time to time.

                           (e) Insurance. Maintain, or cause to be maintained,
                  fire and other risk insurance, public liability insurance, and such other insurance as Lenders may reasonably require in accordance with industry standards with respect to Borrower's and Parent's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lenders. Borrower and Parent, upon request of Lenders, will deliver to Lenders from time to time the policies or certificates of insurance in form satisfactory to Lenders, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lenders.

                           (f) Insurance Reports. Furnish to Lenders, upon their
                  request, reports on each existing insurance policy showing such information as Lenders may reasonably request, including without limitation, the following: (i) the name of the insurer; (ii) the risks insured; (iii) the amount of the policy; (iv) the properties insured; (v) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (vi) the expiration date of the policy.

                           (g) Other Agreements. Comply with all material terms
                  and conditions of all other agreements, whether now or hereafter existing, between Borrower (and/or Parent or other affiliate) and any other party and notify Lenders immediately in writing of any material default in connection with any other such agreements.

                           (h) Loan Proceeds. Use all Loan proceeds solely as
                  provided for herein.

                           (i)  Taxes, Charges and Liens.

                                    (i) Pay and discharge when due all of their
                           indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or Parent, or their properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's or Parent's properties, income, or profits. Provided, however, Borrower and Parent will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (A) the legality of the same shall be promptly contested in good faith by appropriate proceedings, and (B) Borrower or Parent shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower and Parent, upon demand of Lenders, will furnish to Lenders evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lenders at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's or Parent's properties, income, or profits.

                                    (ii) Take all reasonable steps necessary to
                           remove all claims of liens (excluding Permitted Liens) against the Atchafalaya and Canadian Data Banks, Louisiana Accounts and Canadian Accounts or any part thereof or any rights or interests therein.

                                    (iii) Promptly file all tax returns and
                           reports which are overdue as of the date hereof, if any, in all applicable jurisdictions and promptly provide Lenders with a copy thereof together with evidence of such filing and payment of all taxes shown to be due on such tax returns.

                           (j) Performance. Perform and comply with all terms,
                  conditions, and provisions set forth in this Loan Agreement, the Related Documents and all other instruments and agreements between Borrower and/or Parent and Lenders in a timely manner, and promptly notify Lenders if Borrower or Parent learns of the occurrence of any event which constitutes an Event of Default under this Loan Agreement.

                           (k) Operations. Substantially maintain its present
                  executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable foreign, federal, provincial, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations; and maintain any registration, if required, and all licenses, permits, approvals and other regulatory matters, if any, on a current basis and in good standing.

                           (l) Inspection. Permit employees or agents of Lenders
                  at their discretion to inspect the Atchafalaya Bay, Louisiana project and all of the sites listed on Schedule 1.1.

                           (m) Additional Assurances. Make, execute and deliver
                  to Lenders such promissory notes, Security Agreements, financing statements, instruments, documents and other agreements as Lenders or their attorneys may reasonably request to evidence and secure (as contemplated herein or in any of the Related Documents) the Loans and to perfect all Security Interests entered into by Borrower or Parent in favor of Lender.

                           (n) Notice of Default. Immediately (and in no event
                  later than two (2) days thereafter) notify Lenders in writing of any default for nonpayment or any other default or event of default or notice thereof under any agreements or instruments representing material indebtedness of Borrower or Parent or any security interest therein, including without limitation this Agreement or any Related Document.

                           (o) Lenders' Designee to Parent's Board of Directors.
                  Use its best efforts to cause the two persons nominated by the Lenders to continue to be elected as directors of Parent in accordance with Section 6.3 hereof.

                  5.2 NEGATIVE COVENANTS. Each of Borrower and Parent, jointly and severally, covenants and agrees with Lenders that while this Loan Agreement is in effect (unless the entire Indebtedness is simultaneously repaid in full), neither shall without the prior written consent of lenders which may be withheld for any reason in their sole discretion, or as otherwise provided for herein:

                           (a) Continuity of operations. (i) Engage in any
                  business activities substantially different than those in which it is presently engaged, (ii) cease operations, liquidate, merge or consolidate with any other entity, (iii) pay any dividends on Parent's stock or purchase or retire any of Parent's or Borrower's outstanding shares or alter or amend Borrower's or Parent's capital structure (except pursuant to the Rights Offering), or (iv) sell or otherwise dispose of any material equity interest in Borrower.

                           (b) Dispositions. Sell, transfer or dispose of (i)
                  all or substantially all of Borrower's or Parent's assets or
                  (ii) any of Borrower's or Parent's material assets, except for fair value as determined in an arm's length transaction.

                           (c) Account Collections. Take any action or make any
                  statements which would in any way impede or delay the payment or collection of the Louisiana Accounts or Canadian Accounts.

                           (d) Indebtedness to HK Bank. Accept any new secured
                  advances from HK Bank in excess of Cdn$2 million until the Indebtedness is paid in full.

                           (e) Liens and Judgments. Except for Permitted Liens,
                  permit or suffer any claim, lien, charge, mortgage, deed of trust or other encumbrances to attach to any of Borrower's or Parent's assets or allow any judgment to be levied or any other action to be instituted against Borrower or Parent, unless there is a good faith dispute by Borrower or Parent as to the validity of the lien or other encumbrance and Borrower or Parent gives Lenders written notice thereof and deposits with Lenders monies or a surety bond which Lenders determine is an adequate reserve or bond therefor.


                           SECTION 6:  CONDITIONS PRECEDENT; CLOSING

                  6.1 DELIVERY OF DOCUMENTS. In addition to any other conditions precedent set forth herein or in any Related Document, Lenders' obligations to make any Loan is subject to, in addition to delivery of this executed Loan Agreement, the New Notes and payment of all loan fees and costs and expenses of Lenders (including reasonable attorneys' fees), delivery of the following documents:

                           (a) Assignments of Accounts. The duly executed
                  Assignment of Louisiana Accounts and Assignment of Canadian Accounts, dated of even date herewith, in the forms annexed hereto as Exhibits B-1 and B-2.

                           (b) Additional Security. The duly executed Security
                  Agreement in the form of Exhibit C.

                           (c) Debt Restructuring. Written confirmation from HK
                  Bank and Input/Output Inc. with respect to the restructuring of outstanding debt on terms satisfactory to Lenders.

                           (d) Resolutions, Articles, By-Laws and Amendments to
                  Charters. Certified Board of Directors resolutions authorizing the transactions contemplated hereby and under the Related Documents, certified articles of incorporation and by-laws, certificate of incumbency and a good standing certificate for Borrower and Parent.

                           (e) Approvals and Consents. Approval of all necessary
                  governmental or regulatory agencies and exchanges (domestic or foreign) which may have jurisdiction over (i) Borrower or Parent or (ii) Lenders or their ability to enforce their rights under this Loan Agreement or any of the Related Documents, and all necessary consents of third parties.

                           (f) Opinions of Borrower's and Parent's Counsel. A
                  favorable opinion of Alberta, Colorado and New York counsel for Borrower and Parent in form and substance acceptable to Lenders regarding such matters as organization, authority and execution, validity, perfection and enforcement of obligations and security interests, regulatory approvals, and absence of conflicts.

                           (g) Document Certification. Certification by Borrower
                  and Parent to Lenders that each agreement, document and instrument delivered to Lenders in connection with its due diligence with respect hereto, from whatever source, is a true and correct copy of the original and has not been materially amended or modified since the date of such delivery to Lender, except to the extent such amendment or modification has been furnished to Lenders.

                           (h) Warrants. Issuance by Parent to Lenders of
                  warrants ("Warrants") to purchase 125,000 common shares of Parent at Cdn$1 .65 per share (such Warrants to replace 105,000 warrants previously issued to Lenders, which previously issued warrants shall be delivered for cancellation on the Closing Date).

                           (i) Subsection Closing. The consummation of the
                  transactions contemplated by the Subscription Agreement of even date among Lenders and Parent.

                           (j) No Material Adverse Change. Absence of any
                  material adverse change affecting Borrower, Parent, their subsidiaries, their businesses or the market price of the Parent's stock.

                           (k) Guaranty. Execution and delivery to Lenders by
                  Parent of the Guaranty in the form annexed as Exhibit D.

                           (l) Canadian Security Agreements. Execution and
                  delivery to Lenders of the General Security Agreement annexed as Exhibit E by Parent.

                  6.2 CONSENT OF HK BANK. In addition to the satisfaction of the conditions precedent set forth in Section 6.1 above, and any condition precedent set forth in any Related Document, Lenders' obligations to make any Loan is subject to the written consent of HK Bank to this Loan Agreement and the transactions contemplated hereby, including HK Bank's subordination of any lien with respect to the Atchafalaya and Canadian Data Banks, Louisiana Accounts and Canadian Accounts.

                  6.3 LENDERS' DESIGNEE TO PARENT'S BOARD OF DIRECTORS. In addition to the satisfaction of the conditions precedent set forth in Sections
6. 1 and 6.2 above, and any condition precedent set forth in any Related Document, Lenders' obligations to make any Loan is subject to Parent's acceptance of Lenders' nomination of one (1) individual, reasonably acceptable to Parent, to the Board of Directors of Parent (which person shall occupy a new sixth directorship). Parent shall use its best efforts to procure that the person thereby nominated pursuant to this Section 6.3 shall be elected as a Director as soon as reasonably practicable after being nominated and to procure that such person and the person previously nominated by Lenders shall not be removed from the Board except for cause or until the later of (i) the repayment in full of the Loans or (ii) the date upon which the Lenders collectively own less than 20% of the outstanding common stock of Parent. Until the next annual meeting (scheduled for February 1997), the Parent shall have six directors. One of the directors, to be designated by Lenders, shall not stand for re-election and the Parent shall thereafter have no more than five (5) directors (provided that such number may be increased to six (6) after the Indebtedness is repaid in full). Lenders shall be entitled to select a replacement for either of their two nominees who dies or becomes incapacitated while the conditions referred to in this Section 6.3 remain in effect.

                  6.4 CLOSING. The Closing hereunder (the "Closing") shall be held at the offices of Lender's counsel promptly upon satisfaction of the foregoing conditions precedent (unless all parties agree to a different date and/or place), provided that Lenders may in their discretion elect to terminate this Agreement if (i) Borrower and Parent have not satisfied such conditions prior to October 15, 1996 or (ii) Borrower and/or Parent otherwise delay the Closing after such conditions are satisfied.


                    SECTION 7: EVENTS OF DEFAULT AND REMEDIES

                  7.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Loan Agreement:

                           (a) Default on Indebtedness. Failure of Borrower or
                  Parent to make any payment when due on the Loans or failure of Borrower or Parent to pay the entire outstanding balance due hereunder on the Maturity Date.

                           (b) Other Defaults. Failure of Borrower or Parent to
                  comply with or to perform when due any term, obligation, covenant or condition contained in this Loan Agreement or in any of the Related Documents, or failure of Borrower or Parent to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lenders and Borrower and/or Parent. If any failure, other than a failure to pay money, is curable and if Borrower or Parent, as applicable, has not been given a notice of a similar breach, it may be cured (and no Event of Default will have occurred) if Borrower or Parent, after receiving written notice from Lenders demanding cure of such failure, cures the failure within ten (10) days.

                           (c) Default in Favor of Third Parties. Any material
                  default by Borrower, Parent or any affiliate or subsidiary of Borrower or Parent (which extends beyond any applicable cure period) under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement in favor of any creditor or person that may materially affect any of Borrower's or Parent's property or their ability to repay the Loans or perform Borrower's or Parent's respective obligations under this Loan Agreement or any of the Related Documents, including, without limitation, any uncured default under any agreement giving rise to the Louisiana Accounts or Canadian Accounts.

                           (d) False Statements. Any warranty, representation,
                  or statement made or furnished to Lenders by or on behalf of Borrower or Parent under this Loan Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished.

                           (e) Defective Collateralization. This Loan Agreement
                  or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected Security Interest) at any time and for any reason, or any person shall seek to materially limit, modify or revoke such agreement.

                           (f) Insolvency. The dissolution or termination of
                  Borrower's or Parent's existence as a going business, Insolvency of Borrower or Parent, appointment of a receiver for any part of Borrower's or Parent's property, or any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any Insolvency Proceeding by or against Borrower or Parent.

                           (g) Creditor Proceedings. Commencement of
                  foreclosure, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or Parent against the collateral securing any or all of the Indebtedness, including, without limitation, a garnishment, attachment, levy or the like.

                           (h) Sale of Collateral. The sale or transfer, without
                  the Lenders' prior written consent which may be withheld for any reason m Lenders' sole discretion, of all or any material part of the collateral securing the Indebtedness (except in the ordinary course of business).

                           (i) Material Adverse Change. Lenders shall have
                  determined in good faith (which determination shall be conclusive) that (i) a material adverse change has occurred in the business, operations or financial condition of Borrower and/or Parent, (ii) the prospect of payment or performance of any obligation or agreement of Borrower and/or Parent hereunder or under the New Notes is materially impaired, or
                  (iii) a material adverse change has occurred in the condition or value of the collateral securing the Indebtedness (including, without limitation, the Louisiana Accounts or Canadian Accounts).

                           (j) Change of Control. Borrower or Parent undergoes a
                  "Change of Control" without the prior written consent of Lenders (which may be withheld in their discretion). A "Change of Control" shall not be a curable default.

                           (k) Delisting. Parent's common stock ceases to be
                  listed on the Toronto Stock Exchange.

                           (l) Directors. Either of Lenders' designees on the
                  Parent's board of directors is removed or the number of Parent's directors exceeds six (6) before the next annual meeting or five (5) thereafter.

                           (m) Rights Offering. Parent's failure to raise at
                  least $4,000,000 in proceeds from the Rights Offering on or prior to January 15, 1997 and to prepay at least $4,000,000 to Lenders within five (5) days after the Closing thereof.

                  7.2 EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, all commitments and obligations of Lenders under this Loan Agreement or the Related Documents or any other agreement between Lenders on the one hand, and Borrower and/or Parent, on the other hand, immediately will terminate and, at Lender's option, all Loans immediately will become due and payable, all without notice of any kind to Borrower or Parent, except that in the case of an Event of Default of the type described in subsection 7.1(f) above, such acceleration shall be automatic and not optional. Upon the occurrence of any Event of Default and at any time thereafter, Lenders may, at their option, but without any obligation to do so, and in addition to any other right Lenders may have, do any one or more of the following without notice to Borrower or Parent: (a) institute appropriate proceedings to enforce the performance of this Loan Agreement; (b) withhold further disbursement of any Loan hereunder; (c) expend funds necessary to remedy the Event of Default; (d) take possession of the Atchafalaya or Canadian Data Banks, the Louisiana Accounts or the Canadian Accounts or any proceeds and records thereof; (e) accelerate maturity of the New Notes and/or Indebtedness and demand payment of all sums due thereunder; (f) bring an action on the New Notes and/or Indebtedness; (g) foreclose on any other collateral securing the Indebtedness in any manner available under law; and (h) exercise any other right or remedy which it has under the New Notes or Related Documents, or which is otherwise available at law or in equity or by statute.


                       SECTION 8: MISCELLANEOUS PROVISIONS

                  8.1 ENTIRE AGREEMENT; AMENDMENTS. This Loan Agreement, together with the Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Loan Agreement. No alteration of or amendment to this Loan agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

                  8.2 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THE VALIDITY OF THIS LOAN AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND

ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, U.S.A. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREE (1) THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT MAY BE TRIED AND LITIGATED IN THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK CITY AND THAT THE PARTIES SHALL BE SUBJECT TO THE JURISDICTION OF SUCH COURTS AND (2) THAT SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, SHALL CONSTITUTE PERSONAL SERVICE. EACH OF BORROWER, PARENT AND LENDERS WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8.2. BORROWER, PARENT AND LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT, THE RELATED DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER, PARENT AND LENDERS REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  8.3 CAPTION HEADINGS. Caption headings in this Loan Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Loan Agreement.

                  8.4 COSTS AND EXPENSES. Borrower and Parent agree to pay upon demand all of Lenders' out-of-pocket expenses, including reasonable attorney's fees incurred in connection with the enforcement of this Loan Agreement or the Related Documents. Lenders may pay someone else to help collect the Loans and to enforce this Loan Agreement, and Borrower and Parent will pay that amount. This includes, subject to any limits under applicable law, Lenders' attorneys' reasonable fees and legal expenses, whether or not there is a lawsuit, including reasonable attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower and Parent also will pay any court costs, in addition to all other sums provided by law.

                  8.5 NOTICES. All notices required to be given under this Loan Agreement shall be given in writing and shall be effective when actually delivered or three (3) days after being deposited in the United States or Canadian mail, first class, postage prepaid, addressed to the party to whom the notice is to be given or, if via facsimile, when sent via facsimile transmission to the party to whom the notice is to be given and confirmation of such transmission has been received, at the address and/or facsimile number shown below:

                  If to Borrower:         Solid State Geophysical Corp.
                                          7338 South Alton Way, Unit K
                                          Englewood, Colorado 80112
                                          Facsimile No: (303) 770-8948

                  If to Parent:           Solid State Geophysical Inc.
                                          7309 Flint Road S.E.
                                          Calgary, Alberta T2H 1G3
                                          Attn: Mr.  Mitchell Peters, President
                                          Facsimile No: (403) 255-9388

                  in each case with
                  a copy to:              Rodger D.  Conner, Esq.
                                          Conner & Conner
                                          #2, 838-5th Street
                                          Canmore, Alberta T0L 0M0
                                          Facsimile No: (403) 678-2533

                  If to Elliott:          Elliott Associates, L.P.
                                          712 Fifth Avenue
                                          New York, New York 10019
                                          Facsimile No: (212) 974-2092
                                          Attn: Jon Pollock

                  If to Westgate:         c/o Midland Bank Trust
                                          Corporation (Cayman) Limited
                                          Mary Street
                                          Grand Cayman, Cayman Islands, BWI
                                          Facsimile No: (809) 949-7634

                  in each case with
                    a copy to:            Kleinberg, Kaplan, Wolff & Cohen, P.C.
                                          551 Fifth Avenue, 18th
                                          Floor New York, New York 10176
                                          Facsimile No: (212) 986-8866
                                          Attn: Martin D. Sklar, Esq.

Any party may change its address for notices under this Loan Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower and Parent agree to keep Lenders informed at all times of their current addresses.

                  8.6 SEVERABILITY. If a court of competent jurisdiction funds any provision of this Loan Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Loan Agreement in all other respects shall remain valid and enforceable and such offending provision shall not be affected in any other jurisdiction.

                  8.7 SUCCESSORS AND ASSIGNS. All covenants and agreements contained by or on behalf of Borrower or Parent shall bind its successors and assigns and shall inure to the benefit of Lenders, their successors and assigns. Borrower and Parent shall not, however, have the right to assign their rights under this Loan Agreement or the Related Documents or any interest herein or therein, without the prior written consent of Lenders which may be withheld for any reason in Lenders' sole discretion. This Loan Agreement shall be freely assignable by Lenders, in whole or in part.

                  8.8 SURVIVAL. All warranties, representations, and covenants made by Borrower and/or Parent in this Loan Agreement or in any certificate or other instrument delivered by Borrower or Parent to Lenders under this Loan Agreement shall be considered to have been relied upon by Lenders and will survive the making of the Loan and delivery to Lenders of the Related Documents as provided in Section 4.2 above, regardless of any investigation made by Lenders or on Lenders' behalf.

                  8.9 TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Loan Agreement.

                  8.10 INDEMNITY. In addition to the payment of expenses pursuant to Section 3, except to the extent caused directly by Lenders' gross negligence or wilful misconduct, Borrower and Parent agree to indemnify, pay and hold Lenders and the officers, partners, directors, employees, agents and affiliates of Lenders (collectively, the "indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any indemnitee, in any manner relating to or arising out of the Loans, this Loan Agreement, any Related Document or any other agreements executed and delivered by Borrower or Parent in connection herewith or the use or intended use of the proceeds of any Loan or in connection with or arising out of any investigation, proceeding or litigation, whether or not such indemnitee is a party hereto or thereto. This indemnification shall survive the satisfaction and payment of the Indebtedness and termination of this Loan Agreement.

                  8.11 WAIVER. Lenders shall not be deemed to have waived any rights under this Loan Agreement unless such waiver is given in writing and signed by Lenders. No delay or omission on the part of Lenders in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lenders of a provision of this Loan Agreement shall not prejudice or constitute a waiver of Lenders' right otherwise to demand strict compliance with that provision or any other provision of this Loan Agreement. No prior waiver by Lenders, nor any course of dealing between Lenders and Borrower or Parent shall constitute a waiver of any of Lenders' rights or of any obligations of Borrower or Parent as to any future transactions. Whenever the consent of Lenders is required under this Loan Agreement, the granting of such consent by Lenders in any instance shall not constitute continuing consent in subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lenders.

                  8.12 CONSTRUCTION. Borrower and Parent agree that any ambiguities in this Loan Agreement or any Related Document shall not be construed against Lenders merely because such documents were drafted primarily by Lenders' counsel, Borrower and Parent having been fully represented by counsel.

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed as of the date first written above.

                              SOLID STATE GEOPHYSICAL CORP.,
                              A COLORADO CORPORATION


                              By: /s/ Mitchell L. Peters
                                  -------------------------------------
                                Name:  Mitchell L. Peters
                                Title: President


                              SOLID STATE GEOPHYSICAL INC.,
                              AN ALBERTA CORPORATION


                              By: /s/ Mitchell L. Peters
                                  -------------------------------------
                                Name:  Mitchell L. Peters
                                Title: President


                              ELLIOTT ASSOCIATES, L.P., A
                              DELAWARE LIMITED PARTNERSHIP


                              By: /s/ Paul E. Singer
                                  -------------------------------------
                                Name:  Paul E. Singer
                                Title: General Partner

                             WESTGATE INTERNATIONAL, L.P.,
                             A CAYMAN ISLANDS LIMITED PARTNERSHIP

                             By:  MARTLEY INTERNATIONAL, INC.,
                                  as Attorney-in-Fact


                                      By: /s/ Paul E. Singer
                                          ------------------------------
                                             Paul E. Singer, President